NEWS RELEASE AbCellera Reports Q3 2023 Business Results 11/02/2023 ● Total revenue of $7 million, compared to $101 million in Q3 2022 ● Total cumulative partnered program starts of 110, up 20% from Q3 2022 ● Net loss of $0.10 per share on a basic and diluted basis, compared to net earnings of $0.09 and $0.08 per share on a basic and diluted basis, respectively, in Q3 2022 VANCOUVER, British Columbia, November 2, 2023 -- AbCellera (Nasdaq: ABCL) today announced financial results for the third quarter of 2023. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated. “In the third quarter we achieved a company milestone with AbCellera advancing two AbCellera-led programs into IND-enabling studies,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “These programs exemplify our strategy of building value, both through strategic partnerships, and through internal discovery and development of potential first-in-class antibody therapies.” Q3 2023 Business Summary ● Earned $6.6 million in total revenue. ● Generated a net loss of $28.6 million, compared to net earnings of $26.6 million in Q3 2022. ● Reached a cumulative total of 182 programs under contract with 42 different partners. ● Reached a cumulative total of 110 partnered program starts. ● Reporting the advancement of one additional molecule in the clinic, bringing the cumulative total to ten molecules advanced to the clinic. ● Advancing two AbCellera-led programs into IND-enabling studies. 1

Key Business Metrics

Cumulative Metrics	September 30, 2022	September 30, 2023	Change %
Number of discovery partners	38	42	11 %
Programs under contract	164	182	11 %
Partnered program starts	92	110	20 %
Molecules in the clinic	7	10	43 %

AbCellera reached a cumulative total of 182 programs under contract (up from 164 on September 30, 2022) that are either completed, in progress, or under contract with 42 different partners as of September 30, 2023 (up from 38 on September 30, 2022). AbCellera started discovery on an additional four partner-initiated programs to reach a cumulative total of 110 partnered program starts in Q3 2023 (up from 92 on September 30, 2022). AbCellera's partners have advanced a cumulative total of ten molecules into the clinic (up from seven on September 30, 2022).

Discussion of Q3 2023 Financial Results

- **Revenue –** Total revenue was $6.6 million, compared to $101.4 million in Q3 2022. The partnership business generated research fees of $6.4 million, compared to $7.5 million in Q3 2022. Licensing revenue was $0.2 million.
- **Research & Development (R&D) Expenses –** R&D expenses were $37.9 million, compared to $26.6 million in Q3 2022, reflecting growth in program execution, platform development, and investments in internal programs.
- **Sales & Marketing (S&M) Expenses –** S&M expenses were $3.5 million, compared to $3.1 million in Q3 2022.
- **General & Administrative (G&A) Expenses –** G&A expenses were $14.4 million, compared to $13.8 million in Q3 2022.
- **Net Loss –** Net loss of $28.6 million, or $(0.10) per share on a basic and diluted basis, compared to net earnings of $26.6 million, or $0.09 and $0.08 per share on a basic and diluted basis, respectively, in Q3 2022.
- **Liquidity –** $813.0 million of total cash, cash equivalents, and marketable securities.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera's Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

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About AbCellera Biologics Inc. AbCellera is breaking the barriers of conventional antibody discovery to bring better medicines to patients, sooner. AbCellera’s engine integrates expert teams, technology, and facilities with the data science and automation needed to propel antibody-based medicines from target to clinic in nearly every therapeutic area with precision and speed. AbCellera provides innovative biotechs and leading pharmaceutical companies with a competitive advantage that empowers them to move quickly, reduce cost, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com. Definition of Key Business Metrics We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our engine and our level of market penetration. The metric also relates to our opportunities to secure programs under contract. Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover or deliver antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties. Partnered program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting potential for near-term payments. Cumulatively, partnered program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term. Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, 3 the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term. AbCellera Forward-Looking Statements This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward- looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law. Source: AbCellera Biologics Inc. Inquiries Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236)521-6774 Business Development: Murray McCutcheon, Ph.D.; bd@abcellera.com, +1(604)559-9005 Investor Relations: Josephine Hellschlienger, Ph.D.; ir@abcellera.com, +1(778)729-9116 4

AbCellera Biologics Inc.
Condensed Consolidated Statements of Income (Loss) and
Comprehensive Income (Loss)
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,	
	2022	2023	2022	2023
Revenue:				
Research fees	$ 7,508	$ 6,413	$ 29,378	$ 26,812
Licensing revenue	154	186	531	784
Milestone payments	400	-	400	1,250
Royalty revenue	93,321	-	433,570	-
Total revenue	101,383	6,599	463,879	28,846
Operating expenses:				
Royalty fees	15,035	-	64,882	-
Research and development[(1)]	26,582	37,917	79,634	127,036
Sales and marketing[(1)]	3,089	3,468	8,579	11,080
General and administrative[(1)]	13,792	14,369	42,470	45,025
Depreciation and amortization	5,150	5,735	14,025	16,859
Total operating expenses	63,648	61,489	209,590	200,000
Income (loss) from operations	37,735	(54,890)	254,289	(171,154)
Other (income) expense				
Interest (income)	(5,556)	(10,740)	(7,609)	(31,278)
Grants and incentives	(2,150)	(2,828)	(8,879)	(10,779)
Other	(1,146)	(2,046)	266	(3,670)
Total other (income)	(8,852)	(15,614)	(16,222)	(45,727)
Net earnings (loss) before income tax	46,587	(39,276)	270,511	(125,427)
Income tax (recovery) expense	19,963	(10,666)	82,099	(26,179)
Net earnings (loss)	$ 26,624	$ (28,610)	$ 188,412	$ (99,248)
Foreign currency translation adjustment	(1,293)	439	(997)	(69)
Comprehensive income (loss)	$ 25,331	$ (28,171)	$ 187,415	$ (99,317)
Net earnings (loss) per share attributable to common shareholders				
Basic	$ 0.09	$ (0.10)	$ 0.66	$ (0.34)
Diluted	$ 0.08	$ (0.10)	$ 0.60	$ (0.34)
Weighted-average common shares outstanding				
Basic	285,322,719	289,496,841	284,639,599	288,750,387
Diluted	315,818,163	289,496,841	314,183,994	288,750,387

(1) Exclusive of depreciation and amortization

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AbCellera Biologics Inc. Condensed Consolidated Balance Sheet (All figures in U.S. dollars. Amounts are expressed in thousands except share data) (Unaudited) December 31, 2022 September 30, 2023 Assets Current assets: Cash and cash equivalents $ 386,535 $ 172,422 Marketable securities 499,950 613,418 Total cash, cash equivalents, and marketable securities 886,485 785,840 Accounts and accrued receivable 38,593 37,446 Restricted cash 25,000 25,000 Other current assets 75,413 71,232 Total current assets 1,025,491 919,518 Long-term assets: Property and equipment, net 217,255 277,209 Intangible assets, net 131,502 124,076 Goodwill 47,806 47,806 Investments in and loans to equity accounted investees 72,522 62,887 Other long-term assets 46,331 80,694 Total long-term assets 515,416 592,672 Total assets $ 1,540,907 $ 1,512,190 Liabilities and shareholders' equity Current liabilities: Accounts payable and other liabilities $ 33,150 $ 35,708 Contingent consideration payable 44,211 53,929 Accrued royalties payable 19,347 3,094 Deferred revenue 21,612 17,508 Total current liabilities 118,320 110,239 Long-term liabilities: Operating lease liability 76,675 75,185 Deferred revenue 19,516 16,382 Deferred government contributions 40,801 84,072 Contingent consideration payable 16,054 5,308 Deferred tax liability 33,178 33,178 Other long-term liabilities 3,086 5,051 Total long-term liabilities 189,310 219,176 Total liabilities 307,630 329,415 Commitments and contingencies Shareholders' equity: Common shares: no par value, unlimited authorized shares at December 31, 2022 and September 30, 2023: 286,851,595 and 289,777,654 shares issued and outstanding at December 31, 2022 and September 30, 2023, respectively 734,365 747,914 Additional paid-in capital 74,118 109,384 Accumulated other comprehensive (loss) (1,391) (1,460) Accumulated earnings 426,185 326,937 Total shareholders' equity 1,233,277 1,182,775 Total liabilities and shareholders' equity $ 1,540,907 $ 1,512,190 6

AbCellera Biologics Inc. Condensed Consolidated Statement of Cash Flows (Expressed in thousands of U.S. dollars) (Unaudited) Nine months ended September 30, 2022 2023 Cash flows from operating activities: Net earnings (loss) $ 188,412 $ (99,248) Cash flows from operating activities: Depreciation of property and equipment 6,212 8,874 Amortization of intangible assets 7,844 7,985 Amortization of operating lease right-of-use assets 3,686 4,926 Stock-based compensation 36,158 47,735 Other 3,304 (6,354) Changes in operating assets and liabilities: Research fee and grant receivable (3,675) (35,495) Accrued royalties receivable 43,966 9,273 Income taxes payable (34,934) 28,685 Accounts payable and accrued liabilities (1,151) (1,852) Deferred revenue (4,094) (7,238) Accrued royalties payable (4,684) (16,253) Deferred grant income 6,630 30,377 Other assets (1,226) 4,319 Net cash provided by (used in) operating activities 246,448 (24,266) Cash flows from investing activities: Purchases of property and equipment (58,330) (62,516) Purchase of intangible assets (2,000) (560) Purchase of marketable securities (670,430) (744,674) Proceeds from marketable securities 418,238 642,913 Receipt of grant funding 14,100 15,023 Long-term investments and other assets (17,370) (36,757) Investment in and loans to equity accounted investees (19,770) (10,214) Net cash used in investing activities (335,562) (196,785) Cash flows from financing activities: Payment of liability for in-licensing agreement, contingent consideration, and other (4,383) (1,049) Proceeds from long-term debt and exercise of stock options 2,406 7,640 Net cash provided by (used in) financing activities (1,977) 6,591 Effect of exchange rate changes on cash and cash equivalents (9,963) (479) Decrease in cash and cash equivalents (101,054) (214,939) Cash and cash equivalents and restricted cash, beginning of period 501,142 414,651 Cash and cash equivalents and restricted cash, end of period $ 400,088 $ 199,712 Restricted cash included in other assets 3,115 2,290 Total cash, cash equivalents, and restricted cash shown on the balance sheet $ 396,973 $ 197,422 Supplemental disclosure of non-cash investing and financing activities Property and equipment in accounts payable 2,213 12,948 Right-of-use assets obtained in exchange for operating lease obligation 46,239 3,586 7